701-7 Koehler Avenue, Suite 7 - Ronkonkoma, NY 11779
/	(631) 981-9700 - www.lakeland.com
FOR IMMEDIATE RELEASE

Lakeland Industries Closes on $6.5 million Increase in Bank Revolver with

TD Bank, N.A. to Fund Continued International Expansion; Term Extended to

June 2014

RONKONKOMA, NY – June 29, 2011 — Lakeland Industries, Inc. (NASDAQ: LAKE), today announced that it has closed on a $6.5 million Secured Revolving Line of Credit with TD Bank, N.A.  This line of credit along with a previously established facility with TD Bank for $23.5 million combines for a new $30 million revolving line of credit.  The expanded credit provides Lakeland with a favorable increase in its terms that allows up to $6.5 million to be used to fund capital expansion in Brazil, Mexico, and Argentina, as well as the ability to refinance existing debt in Canada.

In accordance with the terms for the $6.5 million increased secured revolving line of credit, borrowings would be in the form of a 5-year term loan. Lakeland will have the option of converting such term loans to a fixed rate of interest. The interest rate on the entire revolver will be 25 basis points higher than its current pricing structure. Further, the term of the entire revolver ends June 30, 2014, providing an extension of 17 months for the previously established facility of $23.5 million, which had remaining availability of $7.3 million as of April 30, 2011.

“This new line of credit gives us improved flexibility and an enhanced capability to accelerate our growth strategy in select foreign operations,” said Christopher J. Ryan, Chief Executive Officer of Lakeland Industries. “TD’s extensive experiences as a lender and its banking system depth have been and will continue to be great assets for our business, particularly with this creative revolving credit facility that was designed specifically to fund Lakeland’s international expansion.  We are gratified that our efforts to build a strong and growing global business have been recognized by a leading international bank such as TD Bank.”

 “At TD Bank, we are committed to working closely with our clients to understand their business so that we can develop customized financial solutions that meet their needs,” said Christopher Giamo, Regional President, Suburban New York, Long Island and Connecticut, TD Bank. “We are excited to continue to partner with Lakeland Industries, and to help this company achieve their strategic growth objectives today and for years to come.”

Mr. Ryan continued, “As we have publicly disclosed and as our financial results attest, Lakeland has been experiencing rapid growth at its international operations. Many of our foreign operations continue to report high levels of bidding activity. We believe this reflects the early stages of what will become a long term period of growth in BRIC (Brazil, Russia, India and China) and nearby countries solely for complying with global environmental and safety standards.  This growth is incremental to what may be associated with requirements for traditional national economic growth in these countries. However, our manufacturing facilities in Brazil and Mexico may be nearing capacity constraints toward the end of this year. The expanded credit facility is a preemptive initiative to provide us with the funding for continued investments in property and equipment, along with working capital, so that we may keep pace with our foreign in-country demand as well as with the requirements for customers in all of the international markets we serve.”

Lakeland’s Capital Expansion Plans:

Brazil: The Company is in the process of purchasing land immediately adjacent to its current facility, which will then be used for the construction of additional manufacturing facilities, perhaps in three phases over the next two years. The expected cost for the land is estimated at approximately USD$800,000 and construction is expected to cost approximately USD$1.2 million for total capital cost of approximately USD$2.0 million over a two-year period.

Mexico: The Company currently occupies leased facilities in the country. Lakeland is negotiating the purchase of the land and building from the landlord, which will be followed by the building of expanded facilities. The current land and building purchase is expected to cost approximately USD$1.3 million, with construction to cost approximately USD$700,000 over the next year for a total cost of approximately USD$2.0 million.

Argentina: Lakeland is currently in the process of identifying an appropriate manufacturing facility in Buenos Aires, which based on the search criteria, is estimated to cost approximately USD$1.0 million.

About Lakeland Industries, Inc.:
Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market.  The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors.  These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories.  In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies.

About TD Bank, America's Most Convenient Bank®
TD Bank, America's Most Convenient Bank, is one of the 10 largest banks in the U.S., providing more than 7.4 million customers with a full range of retail, small business and commercial banking products and services at more than 1,250 convenient locations throughout the Northeast, Mid-Atlantic, Metro D.C., the Carolinas and Florida. In addition, TD Bank and its subsidiaries offer customized wealth management services through TD Wealth, and insurance products and services through TD Insurance, Inc. TD Bank is headquartered in Cherry Hill, N.J., and Portland, Maine. To learn more, follow TD Bank on Twitter at www.twitter.com/TDBank_US or visit www.tdbank.com.

TD Bank, America's Most Convenient Bank, is a member of TD Bank Group and a subsidiary of The Toronto-Dominion Bank of Toronto, Canada, a top 10 financial services company in North America and one of the few banks in the world rated Aaa by Moody's. The Toronto-Dominion Bank trades on the New York and Toronto stock exchanges under the ticker symbol "TD." To learn more, visit www.td.com.

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Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995.  All statements that are not historical are forward-looking.  Forward-looking statements may relate to, but are not limited to, the effect of agreements described above but also on our international and total revenues and the size and growth of the Brazilian and International markets for protective apparel.  Such forward-looking statements are based upon current information and expectations. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:
Lakeland Industries	Darrow Associates for Lakeland Industries
631-981-9700	631-367-1866
Christopher Ryan, CEO,	Jordan Darrow
CJRyan@lakeland.com	jdarrow@darrowir.com
Gary Pokrassa, CFO,
GAPokrassa@lakeland.com	TD Bank, N.A.
701-7 Koehler Avenue, Suite 7	Jennifer Morneau, PR Manager
Ronkonkoma, NY 11779	207-761-8762
www.lakeland.com	jennifer.morneau@tdbanknorth.com